UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 13, 2004


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
(State or other        (Commission File                (IRS Employer
jurisdiction of            Number)                      Identification
incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
              (Address of Principal Executive Offices)   (Zip Code)


Registrant's telephone number, including area code: (951) 351-3500

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))





Item 8.01. Other Events.

On December 13, 2004 the Compensation Committee of the Board of Directors of Fleetwood Enterprises, Inc. amended certain of the terms of the Registrant's executive compensation structure. An exhibit describing the changes is attached as Exhibit 99.1.



Item 9.01 Financial Statements and Exhibits

     (a)  Inapplicable

     (b)  Inapplicable

     (c)  Exhibits

      99.1 Description of amendments to terms of certain executive compensation of Fleetwood Enterprises, Inc.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FLEETWOOD ENTERPRISES, INC.
                                   (Registrant)



Date:  December 17, 2004              By:   /s/  Leonard J. McGill
                                        ----------------------------
                                       Leonard J. McGill
                                       Senior Vice President and
                                       Chief Governance Office


                                              Exhibit 99.1

                         FLEETWOOD ENTERPRISES, INC.
                            3125 Myers Street
                       Riverside, California 92503-5527


Base Salary and Short-Term Incentive Compensation

    Total cash compensation, comprised of base salary and short-term bonus, is established through an individual and financial performance model that maintains competitive base salaries while providing sizable short-term bonus opportunities based upon the achievement of individual and organizational performance objectives. This performance-based approach is a reflection of the Company's belief that executives should have an opportunity to earn bonuses based on operational performance, including profitability. The management compensation plan is designed to hold executives more closely accountable for specific objectives under their control.

    Base salaries and salary ranges are determined in relation to competitive market data provided in national compensation surveys, and also based on an evaluation of individual job performance. Compensation surveys utilized include those conducted by nationally recognized compensation consulting firms on an annual basis as well as others when appropriate. The services of a nationally recognized consulting firm were retained in 2004 to review Fleetwood's executive compensation plan. In order to enhance the recruitment and retention of executive positions, the consulting firm recommended we change our approach in comparing targeted management compensation to competitive market data. This change involved comparing the targeted Total Cash Compensation (TCC) to market data at the 75th percentile instead of the previously utilized 50th percentile. The Long-Term Incentive Compensation will continue to be compared at the 50th percentile, thus, creating a Total Direct Compensation (TDC), comprised of TCC and Long-Term Incentive Compensation, that is approximately 62.5% of market data.

    In addition to the market comparison, the consulting firm suggested that the compensation of our key executives was too highly leveraged. The consulting firm recommended that we increase the amount of base compensation and reduce the amount of targeted short term incentive compensation for most of our executives. For most executives, the amount of their TCC delivered in base compensation increased by 10% and the amount of their compensation delivered in short term incentive compensation reduced by 10%. Short-term incentive compensation targets are based on comparative market data and require the executive to meet individual performance objectives as well as company-wide financial performance measures in the case of more senior executives who have responsibilities across multiple business units, or based on group or divisional financial performance measures in the case of senior executives who have responsibilities solely within these particular functional areas.

Long-Term Incentive Compensation

    The consulting firm also reviewed the Long-Term Incentive Compensation for Fleetwood executives. Their review suggested the following:

1. Stock options should continue to be a significant part of the overall long term incentive compensation.
2. Black Scholes should continue to be the main valuation method for stock options but the computed value should be reviewed and possibly adjusted based upon subjective factors such as significant stock price fluctuations, overhang, etc.
3. The overall structure of the Long Term Performance Plan should remain intact but components of the Long Term Performance Plan should be adjusted as follows:
      a. The Plan targets should more directly align with shareholder value through performance targets such as Return on Equity or Operating Income.
      b. The award targets should more closely align with external market data.
      c. The cycle of the Plan should be extended from two to three years.
      d. Because Fleetwood does not have specific peer companies to compare our performance to, it was suggested that we incorporate a broader equity index as our "peer" comparison.
      e. The "peer" comparison should not result in a complete elimination of Long-Term Incentive payout. Instead, payout should be limited to a partial reduction if performance does not meet index results and should result in a partial increase in payout if performance exceeds index results.

Consistent with the shareholder-approved 2002 Long-Term Performance Plan; the following changes were implemented to the plan at the December 2004 Compensation Committee meeting:

1. The Plan performance measures were adjusted to more directly align with shareholder value and the new measures are Return on Equity and Operating Income dollars and/or margin.
2. The award targets were reviewed and adjusted as necessary to better align our LTPP compensation with external market data.
3. The performance cycle of the Plan was extended from two to three years. Also, a two year transition cycle was approved to bridge the gap created by converting to a three year performance cycle.
4. We selected the Russell 2000 index as our "peer" comparison for use in the Total Shareholder Return calculation.
5. The "peer" comparison was changed to result in a 30% reduction if Fleetwood stock performance does not meet index results and result in a 30% increase in payout if Fleetwood stock performance exceeds index results. No adjustment is made if the performance of Fleetwood stock approximates the average of the index.

Chief Executive Officer Compensation

    The compensation package for Mr. Caudill provides a competitive salary with the potential of significant bonus plan compensation in the event the Company performs well under his leadership. Based on the review of executive compensation and recommendations by the nationally recognized consulting firm, the Committee, in September of 2004, approved, effective retroactive to July of 2004, Mr. Caudill's annual base pay as Chief Executive Officer be increased from $725,600 to $873,000 and his annual target bonus compensation opportunity be increased from $725,700 to $1,067,000. This change includes a decrease in the amount of base salary by 5%, as a percent of total cash compensation, and increases the short-term bonus opportunity by 5%. 50% of the bonus award is based on individual performance and 50% is based on company-wide performance. Mr. Caudill's total direct compensation target now includes an annual long-term performance target of $1,127,000 and annual stock option grant targets, issued in March and September of each year, of $563,500. He will receive long-term performance and stock option grants on essentially the same schedule as other officers. Separately, the Compensation Committee approved the transfer of Mr. Caudill's options and restricted stock into a family trust for estate planning purposes.

Non-Qualified Benefit Plans

In light of recent legislation impacting our three non-qualified plans - our Deferred Compensation Plan, our Benefit Restoration Plan and our Supplemental Benefit Plan - Fleetwood's Board of Directors took action to freeze all three non-qualified plans in their December 2004 meeting. The plans will remain in existence but no new deferrals or contributions will be allowed to the plans. To accommodate certain excess retirement contributions for our executives and to provide a plan in which we can fulfill previous commitments, Fleetwood's Board of Directors delegated to its Compensation Committee the responsibility to approve the establishment of a new non-qualified plan, which will be subject to all aspects of the recent legislation.